UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 Needham Street,
Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Item 1.01. Entry Into a Material Definitive Agreement.

On September 13, 2019, Bioxytran, Inc. (“Bioxytran,” or the “Company”) entered into an Advisory Board Agreement (the “Jensen Agreement”) whereby Mr. Jonathan Jensen (“Jensen”) will serve as a member of Bioxytran’s Advisory Board.  Jensen will advise Bioxytran on developing capital markets and financing strategies, developing evaluation analyses, developing licensing agreements and partnerships for Bioxytran, building relationships with potential accredited investors, funds or entities with whom Advisor has maintained a longstanding relationship, introducing Bioxytran to individuals, corporations and institutions in the pharmaceutical and device maker marketplace and as otherwise requested by the Chief Executive Officer of Bioxytran and agreed to by Jensen. The term of the Jensen Agreement is six months, renewable for an additional six-month term as agreed to in writing by Bioxytran and Jensen.

As compensation for his services, upon the execution of the Jensen Agreement Bioxytran will issue Westbury Group, LLC (“Westbury”) warrants transferable to Jensen to purchase100,000 shares of Bioxytran’s common stock, par value $0.01 per share (the “Common Stock”) at an exercise price of $0.95 per share expiring on September 12, 2022. In addition, Bioxytran will pay for Jensen’s pre-approved expenses. The Jensen Agreement may be terminated by either party with 15 days prior written notice. Upon termination of the Jensen Agreement, Jensen shall receive payment for expenses paid or incurred. Jensen is also eligible for additional stock or cash compensation as determined by the Board of Directors of Bioxytran. The Jensen Agreement also contains protection for Bioxytran’s intellectual property and confidential information. Advisor is an independent contractor and is not entitled to any employee benefits.

The foregoing description of the Jensen Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Jensen Agreement, which is filed as Exhibit 10.28 to this Current Report on Form 8-K and incorporated herein by reference.

On September 13, 2019 Bioxytran entered into an Advisory Board Agreement (the “Huddie Agreement”) whereby Dr. Patrick Huddie (“Huddie”) will serve as a member of Bioxytran’s Advisory Board.  Huddie will advise Bioxytran regarding developing capital markets and financing strategies, developing evaluation analyses, developing licensing agreements and partnerships for Bioxytran, building relationships with potential accredited investors, funds or entities with whom Advisor has maintained a longstanding relationship, introducing Bioxytran to individuals, corporations and institutions in the pharmaceutical and device maker marketplace and as otherwise requested by the Chief Executive Officer of Bioxytran and agreed to by Huddie. The term of the Huddie Agreement is six months, renewable for an additional six-month term as agreed to in writing by Bioxytran and Huddie.

As compensation for his services, upon the execution of the Huddie Agreement Bioxytran will issue the Westbury warrants transferable to Huddie to purchase100,000 shares of Common Stock at an exercise price of $0.95 per share expiring on September 12, 2022. In addition, Bioxytran will pay for Huddie’s pre-approved expenses. The Huddie Agreement may be terminated by either party with 15 days prior written notice. Upon termination of the Huddie Agreement, Huddie shall receive payment for expenses paid or incurred. The Huddie Agreement also contains protection for Bioxytran’s intellectual property and confidential information. Huddie is an independent contractor and is not entitled to any employee benefits.

The foregoing description of the Huddie Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Huddie Agreement, which is filed as Exhibit 10.29 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On September 16, 2019, Bioxytran issued a press release, “Bioxytran Inc. Appoints Two Investment Bankers from Westbury Group to Its Advisory Board”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.28	Form of Advisory Board Agreement between Bioxytran, Inc. and Jonathan Jensen Dated September 13, 2019.

10.29	Form of Advisory Board Agreement between Bioxytran, Inc. and Patrick Huddie dated September 13, 2019.

99.1	Press Release dated September 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: September 13, 2019

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